UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2012

THERON RESOURCE GROUP
(Exact name of registrant as specified in its charter)

Wyoming	000-53845	26-0665325
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

16810 Kenton Drive, Ste 160
Huntersville, North Carolina 28078
(Address of principal executive offices) (zip code)

(704) 237-5408
(Registrant’s telephone number, including area code)

Room 318, Peninsula Centre,
67 Mody Road, Kowloon, Hong Kong
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On October 18, 2012, the Board of Directors terminated Gruber & Company, LLC (“Gruber”) as Theron Resource Group’s (the “Company’s”) independent certified public accounting firm.

Gruber audited the balance sheet of Theron Resource Group (an exploration stage company) as of May 31, 2012 and as of May 31, 2011, and the related statements of operations, changes in stockholders’ equity and cash flows for the years ended May 31, 2012, and 2011, and for the period April 11, 2006 (date of inception), through May 31, 2012.

As of May 31, 2012 and as of May 31, 2011, Gruber issued an audit report on the Company’s balance sheet and on the related statements of operations, changes in stockholders’ equity and cash flows for the years ended May 31, 2012, and 2011 and issued an audit report on the Company’s balance sheet and on the related statements of operations, changes in stockholders’ equity and cash flows for the period April 11, 2006 (date of inception), through May 31, 2012. The report of Gruber on the foregoing financial statements did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to any uncertainty (except as stated hereafter), audit scope or accounting principles, except for an explanatory paragraph related to the Company’s ability to continue as a going concern unless it is able to generate sufficient cash flows to meet its obligations and sustain its operations. The report of Gruber dated July 27, 2012 points out that the financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In addition, Gruber reviewed management’s prepared condensed financial statements for the Company for the quarters ended August 31, 2011, November 30, 2011 and February 29, 2012.

During the period commencing on August 27, 2008 and ending on July 27, 2012 (i) there were no disagreements between the Company and Gruber on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Gruber would have caused Gruber to make reference to the subject matter of disagreement in connection with its reports on the Registrant’s financial statements, and (ii) there were no reportable events as that term is described in Item 304(a)(1)(iv) of Regulation S-K.

On October 19, 2012, the Company engaged Weinberg & Co. LA, LLC (“Weinberg”) as the Company’s new independent registered public accounting firm. During the past two years ended May 31, 2012, and from June 1, 2012 to date, the Company did not consult with Weinberg regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Registrant’s financial statements. The Company’s Board of Directors recommended, authorized, and approved the decision to terminate Gruber and to engage Weinberg to serve as the Company’s independent registered public accounting firm on October 18, 2012.

On October 22, 2012, we provided Gruber with a copy of this Form 8-K, and requested that Gruber furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements within ten (10) business days of the filing of this Form 8-K. The form of letter that we provided to Gruber is attached as Exhibit 16.1 to this report on Form 8-K. We will amend this Form 8-K to attach the letter upon receipt.

Item 5.01 Change of Control.

Background of the Change in Control

This Item 5.01 Form 8-K is being filed in connection with the change in control and composition of the Board of Directors of Theron Resource Group (the “Company” or “THRO”) pursuant to a Stock Purchase Agreement, dated August 20, 2012 (the “Stock Purchase Agreement”) entered into among Liang Kwong Lim (the “Seller”) and Horizon Investment Club Limited (“Horizon”), providing for the purchase by Horizon from the Seller of 6,000,000 shares (the “Shares”) of Common Stock, par value $.001 (the “Common Stock”), representing 75.9% of the issued and outstanding shares of Common Stock of the Company for a purchase price of $280,000.00. A copy of the Stock Purchase Agreement is attached as Exhibit 10 hereto and incorporated by reference herein.

In connection with the transaction, Liang Kwong Lim resigned from his positions as Director, President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer. Wing Kin Tsang was elected as a Director of the Company and appointed to the offices of President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer on October 12, 2012. Accordingly, on August 24, 2012, as of the date of closing of the purchase of the Shares, there was a change in control of the Company, with a director and officer subsequently chosen by Horizon having the power to manage and control the affairs of the Company.

The Amount And Source Of Funds Used To Effect A Change In Control; Purchase of Control, Etc.

As mentioned above, Horizon paid $280,000.00 to acquire the Shares. The source of funds used by Horizon to effect a change of control were funds derived from operations. The shares and control were acquired from Liang Kwong Lim.

Except as described above, there were no arrangements or understandings among members of both the former and new control groups and their associates with respect to the election of directors of other matters.

As required to be disclosed by Regulation S-K Item 403(c), there are no arrangements, known to the Company, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

The Company was a shell company immediately before the change in control, and the information required by Item 5.01(a)(8) of Form 5.01 is set forth in the Company’s Annual Reports on Form 10-K for the years ended May 31, 2012, May 31, 2011, May 31, 2010, and May 31, 2009, and in a Form S-1/A registration statement filed with the Commission on April 3, 2009.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10	Stock Purchase Agreement, dated August 23, 2012, among Liang Kwong Lim and Horizon Investment Club Limited

16.1	Form of Letter from Gruber & Company, LLC to the Securities Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 19, 2012	Theron Resource Group

/s/ Wing Kin Tsang
Wing Kin Tsang
President and Chief Executive Officer